                                                                 Exhibit 23.11

                           CONSENT OF LEHMAN BROTHERS

     We hereby consent to the use of our name and to the description of our opinion letter, dated January 22, 1998, under the captions "Joint Proxy Statement/Prospectus Summary--Fairness Opinions" and "Cautionary Statement Regarding Forward-Looking Statements" and "The MCI/WorldCom Merger--Background of the Merger" and "--Opinions of MCI's Financial Advisors" in, and to the inclusion of such opinion letter as Annex V to, the Joint Proxy Statement/Prospectus of WorldCom, Inc. and MCI Communications Corporation, which Joint Proxy Statement/Prospectus is part of the Amendment No. 3 to Form S-4 (File Number 333-36901) of WorldCom, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             LEHMAN BROTHERS


                                             /s/  Paul G. Parker
                                             --------------------------------
                                             Paul G. Parker
                                             Senior Vice President



New York, New York
January 22, 1998